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                                                                      EXHIBIT 11

                         TRO LEARNING, INC. AND SUBSIDIARIES
                        COMPUTATION OF INCOME (LOSS) PER SHARE
                         AND EQUIVALENT SHARE OF COMMON STOCK

                   (Unaudited, In Thousands, Except Per Share Data)

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                                                                       THREE MONTHS                  SIX MONTHS
                                                                      ENDED APRIL 30,              ENDED APRIL 30,
                                                                  ---------------------         ----------------------

                                                                   1997           1996           1997            1996
                                                                  ------         ------         ------          ------

AVERAGE SHARES OUTSTANDING:

1.  Weighted average number of shares of common stock
        outstanding during the period......................        6,225          6,100          6,203          6,090

2.  Net additional shares assuming stock options exercised.          ---            ---            ---            ---
                                                               ---------      ---------      ---------      ---------

3.  Weighted average number of shares and equivalent
      shares of common stock outstanding during the period         6,225          6,100          6,203          6,090
                                                               ---------      ---------      ---------      ---------
                                                               ---------      ---------      ---------      ---------

INCOME (LOSS):

4.  Net loss.............................................      $  (2,281)     $    (988)     $  (4,596)     $  (2,037)
                                                               ---------      ---------      ---------      ---------
                                                               ---------      ---------      ---------      ---------

PER SHARE AMOUNTS:

Net loss (line 4/line 3).................................      $   (0.37)     $   (0.16)     $   (0.74)     $   (0.33)
                                                               ---------      ---------      ---------      ---------
                                                               ---------      ---------      ---------      ---------

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